EXHIBIT 10.44

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of February 6, 2009 between HANOVER CAPITAL MORTGAGE HOLDINGS, INC. (the “Borrower”) and JWH HOLDING COMPANY, LLC (the “Lender”).

WHEREAS, the Borrower and the Lender entered into that certain Loan and Security Agreement, dated as of September 26, 2008 (the “Original Loan Agreement”); and

WHEREAS, the parties wish to amend and restate the Original Loan Agreement to, among other things, provide for additional loans to be made by the Lender to the Borrower;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms have the meanings specified below:

“Bankruptcy Event”:  the occurrence of either of the following: (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (b) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this definition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

 “Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral”:  the Collateral Account, all security entitlements (as such term is defined in Section 8-102(a)(17) of the New York UCC) with respect to the Securities and any other financial assets held therein, and all products and Proceeds of the above.

“Collateral Account”:  Account number 1045005132, maintained by the Securities Intermediary, which is subject to the Control Agreement.

“Control Agreement”:  the Securities Account Control Agreement, dated as of September 25, 2008, among the Borrower, the Lender and the Securities Intermediary, with respect to the Collateral Account, as it may be amended from time to time.

“dollars” or “$”:  lawful money of the United States of America.

“Effective Date”:  the date on which the conditions specified in Section 4.01 are satisfied.

“Exchange Agreements”:  collectively, the Exchange Agreement, dated as of September 29, 2008, as amended, among the Borrower, Amster Trading Company and Ramat Securities, Ltd, and the Exchange Agreement, dated as of September 29, 2008, as amended, between the Borrower and Taberna Preferred Funding I, Ltd.

“Exchange Loan Maximum Amount”:  the difference between (i) $2,750,000 less (ii) the sum of (A) $600,000 plus (B) the amount of cash otherwise available to the Borrower (as determined in good faith by the Lender after consultation with the Borrower) on the Final Exchange Date in order to pay amounts due under the Exchange Agreements.

 “Exchange Loans”:  collectively, the First Exchange Loan and the Final Exchange Loan.

“Exchange Obligations”:  the collective reference to the unpaid principal of and interest on the Exchange Loans (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Final Exchange Date”:  the date on which the conditions specified in Section 4.03 are satisfied.

“Final Exchange Loan”:  the loan made by the Lender to the Borrower pursuant to Section 2.03(b) of this Agreement.

 “First Exchange Date”:  the date on which the conditions specified in Section 4.02 are satisfied.

“First Exchange Loan”:  the loan made by the Lender to the Borrower pursuant to Section 2.03(a) of this Agreement, in the principal amount of $600,000.

“General Loans”:  the loans made by the Lender to the Borrower pursuant to Section 2.05 of this Agreement.

“General Obligations”:  the collective reference to the unpaid principal of and interest on the General Loans (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

 “GSE”:  any of the following government-sponsored entities: the Federal National Mortgage Association, the Government National Mortgage Association, and the Federal Home Loan Mortgage Corporation.

“Hedging Agreements”:  (a) a rate swap transaction, swap option, basis swap, forward rate transaction, interest rate option, cap transaction, floor transaction, collar transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction or other financial instrument or interest (including any option with respect to any of these transactions) or (b) a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“LIBOR”: for any Loan, the rate per annum equal to 3 Month LIBOR as published in the Wall Street Journal for the Business Day previous to the date the request for such Loan is made.

“Loans”:  the loans made by the Lender to the Borrower pursuant to this Agreement.

“Maturity Date”:  The earlier of (i) June 26, 2009, (ii) the date on which the Lender demands repayment of the Loans or (iii) the occurrence of a Bankruptcy Event.

“Mortgage Backed Securities”:  Asset-backed securities whose cash flows are backed by the principal and interest payments of a set of mortgage loans.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person”:  any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC.

“Ramius Facility”:  the Master Repurchase Agreement, dated as of August 10, 2007 between the Borrower and RCG PB, Ltd., as it has been amended, supplemented, restated or otherwise modified through the date hereof.

“REIT Loans”:  the loans made by the Lender to the Borrower pursuant to Section 2.01 of this Agreement.

“REIT Obligations”:  the collective reference to the unpaid principal of and interest on the REIT Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender (other than the Exchange Obligations and the General Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, in each case whether on account of principal, interest or otherwise.

 “Securities”: (i) Mortgage Backed Securities with prime loan collateral rated AAA guaranteed by a GSE and (ii) any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, in each case owned by the Borrower, which are held in the Collateral Account.

“Securities Intermediary”:  Regions Bank, in the capacity as “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the New York UCC) with respect to the Collateral Account.

ARTICLE II

The Loans

Section 2.01.          REIT Loans.  Subject to the terms and conditions set forth herein, beginning on the Effective Date and until the Maturity Date the Lender agrees to make at the request of the Borrower REIT Loans to the Borrower in an aggregate amount not to exceed $4,000,000.00 outstanding at any one time.  Subject to compliance with Section 4.01 hereof, the Lender shall make any such requested REIT Loan available to the Borrower by 12:00 noon on the second Business Day after receiving such request from the Borrower; provided, however, the initial REIT Loan under the Original Loan Agreement, in the amount of $1,100,000, was made on September 26, 2008, and an additional REIT Loan under the Original Loan Agreement, in the amount of $1,200,000, was made on October 30, 2008.  Each such REIT Loan shall be in a minimum amount of $1,000,000, and shall be in increments of $100,000.  The Borrower shall use the proceeds of any REIT Loan to purchase Securities, which Securities shall be deposited into the Collateral Account.

Section 2.02.          Interest and Principal Payments on REIT Loans.  Each REIT Loan shall bear interest at a rate per annum equal to LIBOR plus 0.5%. Interest shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(a)           The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the REIT Loans, together with accrued unpaid interest thereon, on the Maturity Date.

(b)           The Borrower shall have the right at any time and from time to time to prepay the REIT Loans in whole or in part, together with accrued unpaid interest on the amount of the REIT Loans so prepaid; provided, however, that the Borrower may make only one such prepayment during any calendar month.  Any principal amounts so prepaid may be reborrowed, pursuant to the provisions of this Agreement.

(c)           The Lender shall, on behalf of the Borrower, maintain at its address referred to in Section 5.01 a register for the recordation of the principal and interest in respect of the REIT Loans owing from time to time.  The entries in such register shall be conclusive, in the absence of manifest error.

(d)           The Borrower shall make each payment of the REIT Loans required to be made by it hereunder prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 2.03.          Exchange Loans.  (a) Subject to the terms and conditions set forth herein, on the First Exchange Date the Lender agrees to make the First Exchange Loan to the Borrower.  Subject to compliance with Section 4.02 hereof, the Lender shall make such requested First Exchange Loan available to the Borrower by 12:00 noon on the First Exchange Date.  The Borrower shall use the proceeds of the First Exchange Loan to make the payments due on the First Exchange Date under the Exchange Agreements.

(b)           Subject to the terms and conditions set forth herein, beginning on the Final Exchange Date and until the Maturity Date the Lender agrees to make at the request of the Borrower a single Final Exchange Loan to the Borrower in an amount not to exceed the Exchange Loan Maximum Amount.  Subject to compliance with Section 4.03 hereof, the Lender shall make such requested Final Exchange Loan available to the Borrower by 12:00 noon on the Business Day after receiving such request from the Borrower.  The Borrower shall use the proceeds of the Final Exchange Loan to make the payments due under the Exchange Agreements.

Section 2.04.          Interest and Principal Payments.  The Exchange Loans shall bear interest at a rate per annum equal to LIBOR plus 0.5%. Interest shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(a)           The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Exchange Loans, together with accrued unpaid interest thereon, on the Maturity Date.

(b)           The Borrower shall have the right at any time and from time to time to prepay the Exchange Loans in whole or in part, together with accrued unpaid interest on the amount of the Exchange Loans so prepaid; provided, however, that the Borrower may make only one such prepayment during any calendar month.  Any principal amounts so prepaid may not be reborrowed.

(c)           The Lender shall, on behalf of the Borrower, maintain at its address referred to in Section 5.01 a register for the recordation of the principal and interest in respect of the Exchange Loans owing from time to time.  The entries in such register shall be conclusive, in the absence of manifest error.

(d)           The Borrower shall make each payment of the Exchange Loans required to be made by it hereunder prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 2.05.          General Loans.  Subject to the terms and conditions set forth herein, beginning on the Effective Date and until the Maturity Date the Lender agrees to make at the request of the Borrower General Loans to the Borrower in an aggregate amount not to exceed $1,000,000 outstanding at any one time.  Subject to compliance with Section 4.01 hereof, the Lender shall make any such requested General Loan available to the Borrower by 12:00 noon on the second Business Day after receiving such request from the Borrower.  Each such General Loan shall be in a minimum amount of $100,000, and shall be in increments of $100,000.  The Borrower shall use the proceeds of any General Loan in order to secure and maintain directors and officers liability insurance coverage for the period up to and including the Maturity Date.

Section 2.06.          Interest and Principal Payments on General Loans.  Each General Loan shall bear interest at a rate per annum equal to LIBOR plus 0.5%. Interest shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(a)           The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the General Loans, together with accrued unpaid interest thereon, on the Maturity Date.

(b)           The Borrower shall have the right at any time and from time to time to prepay the General Loans in whole or in part, together with accrued unpaid interest on the amount of the General Loans so prepaid; provided, however, that the Borrower may make only one such prepayment during any calendar month.  Any principal amounts so prepaid may be reborrowed, pursuant to the provisions of this Agreement.

(c)           The Lender shall, on behalf of the Borrower, maintain at its address referred to in Section 5.01 a register for the recordation of the principal and interest in respect of the General Loans owing from time to time.  The entries in such register shall be conclusive, in the absence of manifest error.

(d)           The Borrower shall make each payment of the General Loans required to be made by it hereunder prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

ARTICLE III

Collateral

Section 3.01.          Security Interest.  The Borrower hereby assigns and transfers to the Lender, and hereby grants to the Lender a security interest in, the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the REIT Obligations.

Section 3.02.          Maintenance of Perfected Security Interest; Further Documentation.  The Borrower shall maintain the security interest created by this Agreement as a first priority perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever.

(a)           At any time and from time to time, upon the written request of the Lender, the Borrower will promptly and duly execute and deliver, and have recorded, such instruments and documents and take such actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Article III and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) taking any actions necessary to enable the Lender to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to any of the Collateral.

Section 3.03.          Remedial Provisions.  (a) If the Borrower does not pay all amounts due and owing with respect to the REIT Obligations on the Maturity Date, (i) the Lender shall have the right to receive any and all distributions, payments or other Proceeds paid in respect of the Collateral and make application thereof to the REIT Obligations and (ii) any or all of the Collateral relating to the REIT Loans shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise all rights pertaining to such Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Lender shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           If the Borrower does not pay all amounts due and owing with respect to the REIT Obligations on the Maturity Date, the Lender, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the REIT Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law with respect to the Collateral.

ARTICLE IV

Conditions

Section 4.01.          Effective Date.  The obligations of the Lender to make any REIT Loan or General Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)           The Lender shall have received from the Borrower a counterpart of this Agreement signed on behalf of the Borrower;

(b)           The Lender shall have received the Control Agreement executed by the Borrower and the Securities Intermediary, which Lender acknowledges it has received;

(c)           The Lender shall have received from the Borrower information in a form acceptable to the Lender indicating, as of September 30, 2008, pro forma for the termination of the Ramius Facility, the Borrower’s most current compliance ratios with respect to its status as a REIT and its exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, which Lender acknowledges it has received;

(d)           If a REIT Loan has been requested, the Borrower shall have deposited into the Collateral Account Securities with a fair market value equal the principal amount of the REIT Loan requested; and

(e)           The Maturity Date shall not have occurred.

Section 4.02.          First Exchange Date.  The obligations of the Lender to make the First Exchange Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)           The Lender shall have received from the Borrower a counterpart of this Agreement signed on behalf of the Borrower;

(b)           Amendment No. 1 to the Exchange Agreement, dated as of September 29, 2008, between the Borrower and Taberna Preferred Funding I, Ltd., shall have become effective and the Lender shall have received from the Borrower a fully executed copy thereof; and

(c)           The Maturity Date shall not have occurred.

Section 4.03.          Final Exchange Date.  The obligations of the Lender to make the Final Exchange Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)           The Lender shall have received from the Borrower a counterpart of this Agreement signed on behalf of the Borrower;

(b)           All conditions to closing contained in Article VI of each of the Exchange Agreements shall have been satisfied or waived (provided that any such waiver by the Borrower shall have been previously consented to in writing by the Lender); and

(c)           The Maturity Date shall not have occurred.

ARTICLE V

Miscellaneous

Section 5.01.          Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to the Borrower, to it at:

Hanover Capital Mortgage Holdings, Inc.

200 Metroplex Drive, Suite 100

Edison, New Jersey  08817
Attention:  General Counsel
Facsimile:  (732) 548-0286

(b)           if to the Lender, to it at:

JWH Holding Company, LLC

4211 W. Boy Scout Boulevard, 10th Floor

Tampa, Florida 33607-5724
Attention:  General Counsel
Facsimile:  (813) 871-4430

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 5.02.          Waivers; Amendments.  (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 5.03.          Hedging Obligations.  At the request of the Lender, the Borrower shall enter into, and thereafter maintain, Hedging Agreements to the extent required by the Lender, which Hedging Agreements shall have terms and conditions reasonably satisfactory to the Lender.

Section 5.04.          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.  The Borrower hereby consents to the assignment by the Lender of all its rights and obligations under this Agreement to Walter Investment Management LLC, and agrees to execute an amendment to the Control Agreement to reflect such assignment.

Section 5.05.          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 5.06.          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.07.          Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 5.08.          Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 5.09.          Expenses.  Any costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, execution and delivery of this Agreement and any other documents required by Article III, shall be for the account of the Lender.  Any costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the enforcement of any rights in connection with this Agreement, including any actions taken following the occurrence of the Maturity Date or in connection with Section 3.03 hereof, shall be for the account of the Borrower, and shall be payable by the Borrower to the Lender upon demand.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan and Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

By:	/s/ John A. Burchett
Name: John A. Burchett
Title:

JWH HOLDING COMPANY, LLC

By:	/s/ Mark J. O’Brien
Name: Mark J. O’Brien
Title: President and CEO